5-May-2026
LCI Industries (LCII)
Q1 2026 Earnings Call

CORPORATE PARTICIPANTS

Lillian D. Etzkorn – Chief Financial Officer & Executive Vice President, LCI Industries
Jason Douglas Lippert – President, Chief Executive Officer & Director, LCI Industries
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OTHER PARTICIPANTS

Nathan Jones – Analyst, Stifel, Nicolaus & Co., Inc.
Daniel Moore – Analyst, CJS Securities, Inc.
Joseph Altobello – Analyst, Raymond James & Associates, Inc.
Patrick Buckley – Analyst, Jefferies LLC
Scott L. Stember – Analyst, ROTH Capital Partners LLC
Tristan M. Thomas-Martin – Analyst, BMO Capital Markets
Brandon Rollé – Analyst, Loop Capital Markets LLC
Alice Linn Wycklendt – Analyst, Robert W. Baird & Co., Inc.

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MANAGEMENT DISCUSSION SECTION

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Operator: Hello, everyone. And thank you for joining us today for the LCI Industries' First Quarter 2026 Earnings Call. My name is Sammy and I'll be coordinating your call today.

Before we begin, I would like to remind you that certain statements made on today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors many of which are beyond the company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are discussed in the Company's Earnings Release, Form 10-K and in other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements are made, except as required by law.

In addition, during today's conference call management will refer to certain non-GAAP or adjusted financial measures. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are available in the company's earnings release and Investor Relations presentation, which have been posted on the Investor Relations section of the company's website and are also available on form 8-K filed this morning with the SEC.

On the call from the management today are Jason Lippert, President and Chief Executive Officer; Lillian Etzkorn, Chief Financial Officer; and Kip Emenhiser, VP of Finance and Treasurer. Later in the call, we will conduct a question-and-answer session [Operator Instructions] .

With that, it's my pleasure to turn the call over to Jason Lippert. Please go ahead. Jason, please go ahead.

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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Hello and thank you to everyone for joining us on our Q1 2026 earnings call. We are energized by the momentum we have built in recent quarters as well as by the current strength of our performance in 2026 as we begin the New Year with solid results despite continued sluggishness across both retail and wholesale leisure markets.

Before diving into the details, I want to recognize the exceptional work our teams have done over the past decade to diversify our business. Against a very challenging industry backdrop, the diversification has clearly proven its value. Our well-balanced portfolio continues to deliver strong results even as cyclical markets like RV, experience volume pressure. Achieving this balance has taken time, discipline and continuous refinement of both our teams and our strategy.

Our European operations delivered the strongest quarterly results we have seen since building that platform. Our transportation business continues to perform very well as we integrate Freedman Seating and Trans Air climate control systems. Altogether, our diversified performance meaningfully contributed to LCI achieving an 11.5% EBITDA margin in our Q1 in what we call a pretty turbulent quarter.

For the first quarter of 2026, revenue grew 4% year-over-year to $1.1 billion. We expanded profit margin by nearly 100 basis points and grew adjusted diluted EPS by a robust 18%. This outperformance reflects our ongoing investments and the strong execution of our teams as we continue to focus on operational excellence, manufacturing optimization, and self-help initiatives. These efforts include significant plan optimizations, disciplined G&A cost reductions and continued volume gains across the increasingly diverse end markets we serve, all while maintaining a strong focus on innovation and customer service, which remain core pillars of our success.

Looking at performance by segment, OEM net sales increased 4% to $853 million. RV OEM revenue declined 4% due to lower North American travel trailer and fifth-wheel shipments, which is a strong outcome considering RV wholesale shipments are down more than 12% through the first quarter. At the same time, we grew our Adjacent industry OEM sales by 17%, driven primarily by higher demand from North American marine OEMs as well as from bus and utility trailer OEM share growth. In addition, Freedman Seating and Trans Air continue to outperform plan on both integration and synergy realization.

As I previously mentioned, our European business also contributed meaningfully. Following extensive restructuring efforts over the last 18 months that have positioned the region for improved bottom-line performance. In housing, sales were flat year-over-year, outperforming a down market due to continued strength in our residential windows, which helped offset lower manufactured housing demand.

As we move through 2026, we expect to further accelerate content gains and expand across our four OEM markets while continuing to outperform the broader RV industry. We now expect RV wholesale shipments to be in the range of 315,000 to 330,000 units, which reflects a reduction of 20,000 units at both the high and the low ends [ph] versus (00:05:40) prior expectations. For the marine industry, we continue to anticipate flat to low-single digit OEM growth this year.

Innovation remains the cornerstone of LCI's long-term success, and has driven a significant increase in total content of 73% since 2020. Recent product introductions, including anti-lock braking systems, touring coil suspensions, Sundecks, chill cubes and our 4000 series windows continue to gain traction as customers look to enhance the end user experience.

Towable RV content increased 13% over the past year to $5,826 per unit, representing the largest year-over-year increase in our history as we close in on the $6,000 content per unit mark. Our five most recently launched products are now generating an annualized revenue run rate exceeding $270 million. Looking ahead, we expect approximately $140 million in incremental annualized run rate gains from new product placements during this 2027 model change, as well as from market share expansion in the RV space.

Our newest product launch is the next generation leveling and stabilization system for travel trailers. It will be more affordable than past generation. And it will also be featured as standard equipment across all Brinkley travel trailers at this year's model change. Brinkley's Model I trailers rank among the industry's top five trailer brands, which will provide strong visibility for this product.

We believe this launch represents $100 million total addressable market opportunity for LCI and a natural for customers, as we are the standout leader in leveling systems for towables and motorhomes. This ongoing innovation, combined with our scale advantages, advanced manufacturing technologies and deep expertise and complex mission-critical components, has created customer loyalty that continues to differentiate LCI. Our customers consistently look to us to help them stand out in their respective brands.

Turning to Aftermarket. The same customer loyalty continues to drive consistent outperformance. During the quarter, Aftermarket net sales grew 7% in a down retail environment for both automotive and RV. Over the past decade, we have embedded more than $15 billion of replaceable content into RVs that will ultimately enter the service and repair cycles. Over the next three years, approximately 1.5 million of these RVs are expected to do so, each requiring LCI parts and service solutions across key categories, including chassis, leveling systems, slide-out systems, awnings, suspensions, windows, furniture doors, and appliances, all of which are critical components.

Our RV and marine aftermarket care center and technical teams now more than 400 team members strong, has been built from the ground up over the past decade. Today, our teams support thousands of dealer service and repair locations nationwide and manage more than 2 million customer interactions annually. As a result, LCI remains one of the most visible and trusted brands in the RV aftermarket.

A recent milestone in our growth is the launch of our first in-store Lippert product setup within Blue Compass RV, the second largest RV dealer in the country. As we expand these in-store concepts, we create incremental sales opportunities for both LCI and our great dealer partners. The Lippert upgrade experience delivered through our brand new Lippert Factory Service centers continues to gain traction by providing consumers and dealers, direct access to advanced upgrades such as touring coil suspension, anti-lock braking systems and other advanced Lippert products.

As for mobile service and in-factory upgrades, we are now performing more than 200 service appointments each week, and we expect this initiative to become increasingly impactful as it continues to scale. Our automotive aftermarket business is benefiting from a market disruption as First Brands, previously our largest competitor in the hitch and towing space, moves through bankruptcy.

We are actively working to capture displaced OEM and aftermarket demand, representing an estimated $70 million incremental annual revenue opportunity. Our automotive aftermarket business is currently trending up high teens year-over-year in the second quarter of 2026, reflecting early success in capturing this share, as well as great incremental growth in this category given where retail demand is.

We are also expanding our Aftermarket infrastructure with the addition of two major facilities that we've mentioned on previous calls. Our new 600,000-square-foot distribution center in South Bend came online last quarter, significantly increasing our national distribution capacity. And the second facility, approximately 400,000 square feet, is expected to be completed by year-end and will consolidate several less efficient manufacturing operations that support Ranch Hand branded products in Texas, while also positioning us in a more favorable labor market in Seguin, Texas.

Profitability remains a key highlight. Operating margin improved to 8.7% from 7.8% a year ago, driven by efficiency, improved product mix, plan optimization and continued G&A discipline. We continue to evaluate divestiture opportunities for select lower margin businesses. As a result, we continue to target 70 to 120 basis points of operating margin improvement in 2026 as we progress toward our long-term goal of achieving double digit margins.

Our balance sheet remains very strong, supported by more than $250 million of operating cash flow over the last 12 months, and total liquidity exceeding $700 million at quarter end. We remain disciplined in our capital allocation, prioritizing investment and operational excellence, innovation-driven diversification and complementary M&A. Over the past 25 years, we have completed 77 acquisitions, and our pipeline of smaller tuck-in opportunities remains active.

Most importantly, returning capital to shareholders remains an important priority, which has been supported by a dividend yield above 3.5% and opportunistic share repurchases. With regards to the discussions with Patrick, our board has determined that the best path forward is to continue executing our strategy as a standalone company, a strategy we feel has and will continue to position us and our stakeholders well into the future.

In summary, we are confident in our ability to perform through a wide range of macro environments. Our innovation-driven content growth, higher margin Aftermarket platform, expanding presence across adjacent OEM markets and disciplined execution continue to strengthen our competitive position. Most importantly, none of this would be possible without the dedication and talent of the incredible people of LCI who continue to drive our long-term success.

With that, I will turn it over to Lillian to walk through our financial results in more detail.

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Lillian D. Etzkorn
Chief Financial Officer & Executive Vice President, LCI Industries

Thank you, Jason. And thank you all for joining us. We're off to a strong start in 2026. In the first quarter, LCI delivered revenue growth, margin expansion and significantly higher earnings per share. This performance comes despite weaker industry fundamentals and a full year RV unit outlook that has deteriorated in recent months. Our results reflect the strength of our operating model and the tremendous efforts of the LCI team as we continue to execute on our strategic initiatives to drive growth and profitability.

Taking a closer look at quarterly results, consolidated net sales grew 4% year-over-year to $1.1 billion. OEM net sales also grew 4%, driven by a 17% increase in Adjacent Industries OEM. This growth was fueled by strategic investments and stronger sales to North American Adjacent Industries OEM. These gains more than offset a 4% decline in RV OEM net sales.

The RV OEM performance reflects lower North American travel trailer and fifth-wheel shipments, partially offset by price increases to cover increased material costs, a change in our RV sales mix towards higher content fifth-wheel units, growth in our North American motorhome RV unit shipments, and progress in our ongoing efforts to take market share. Content per towable RV unit remains a tailwind for us, increasing to $5,826, which was up 13% year-over-year and 3% sequentially.

This year-over-year increase was driven by approximately 3% organic growth from innovation and recent product launches, an improved mix of higher content fifth-wheel units, and increases in selling prices to cover increased material costs. Content per motorized unit increased 6% to $3,970. In our Aftermarket business, net sales increased 7% year-over-year to $238 million. Growth was driven by price increases to cover higher material costs as well as contributions from strategic investments.

Consolidated operating profit totaled $95 million, up a robust 17% over the prior year period with operating margin expanding 90 basis points to 8.7%. OEM operating profit margin expanded 150 basis points to 9%. This improvement was driven by higher prices on targeted products to cover increased material costs, as well as our ongoing efforts to enhance operating efficiencies through footprint optimization, material sourcing strategies, and other operating initiatives.

Aftermarket operating profit margin was 7.8% compared to 8.7% in the prior year period, primarily reflecting higher material costs related to tariff and steel, as well as investments in capacity and distribution to support continued growth in the Aftermarket segment. We were able to partially offset these factors by raising prices for targeted products in response to a higher material cost along with sourcing initiatives and favorable sales mix.

Adjusted EBITDA for the quarter was $125 million, up 13% year-over-year with the margin expanding 90 basis points to 11.5%. GAAP net income increased 27% to $63 million resulting in GAAP EPS of $2.53. Adjusted diluted EPS was $2.59, reflecting a $0.06 accounting adjustment for dilution related to our 2030 convertible notes.

We remain very well-positioned from a balance sheet perspective. Cash and cash equivalents of $142 million at quarter end, revolver availability was nearly $600 million and total liquidity exceeded $700 million. Net debt to adjusted EBITDA was 1.9 times within our targeted range of 1.5 to 2 times and reflecting a quarter end outstanding net debt of just over $800 million. Our approach to capital allocation remains balanced and disciplined. First quarter capital expenditures totaled just under $10 million in line with the prior year.

We also look to opportunistically buy back shares under our $300 million repurchase program, and we maintained our quarterly dividend of $1.15 per share with $28 million paid during the quarter. Finally, we continue to seek thoughtful and complementary investments as part of our balanced capital allocation strategy.

Turning to our updated full year outlook, RV wholesale shipments are now expected to be 315,000 to 330,000, as Jason mentioned. Marine industry deliveries are still expected to be flat to up low-single digits. Despite the subdued industry backdrop driven by our self-help initiatives and growth platforms, we continue to expect full year revenue of $4.2 billion to $4.3 billion and an operating profit margin in the range of 7.5% to 8%. Reflecting our strong first quarter performance, we are tightening our full year guidance and now expect 2026 adjusted EPS of $8.75 to $9.25.

Looking ahead, some of the key growth drivers include continued innovation and increasing content per unit, aftermarket growth that's benefiting from the growing number of RVs entering the repair and replacement cycle, housing growth benefiting from our growing number of residential window products and increased automotive aftermarket demand. Our adjusted EPS range, representing up to 24% annual growth at the high end is supported by continued margin expansion.

We expect to continue our footprint optimization and address another 8 to 10 facilities this year, alongside ongoing efficiency and cost containment initiatives. Rounding out our updated full year outlook, we expect capital expenditures to be $55 million to $75 million for the year, focused primarily on business investment and innovation. In closing, we are off to a strong start in 2026 with our team focused on executing strategies that drive growth, profitability and enhanced shareholder value.

With that, operator, we'd be happy to take questions. If you could please open up the line.
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QUESTION AND ANSWER SECTION

Operator: Thank you very much. [Operator Instructions] Our first question comes from Nathan Jones from Stifel. Your line is open, Nathan. Please go ahead.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
Good morning, everyone.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Good morning.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
I guess I'll start with my first question on the Adjacent Industries OEM growth at 17%. Maybe give us a little bit more color on where you saw strengths and weaknesses in that segment given that the growth there was so strong?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
I think a big piece of that came from the – we haven't lapsed the Freedman and Trans Air acquisitions completely yet. That's part of it all. All the adjacent markets are growing a little bit. But that lapse created some additional increase.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. Nathan, specifically the revenue from the acquisitions was $47 million in the quarter. So that contains a good chunk of it.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
Fair enough. I guess second question then on the margin performance. It was obviously also very strong. Can you talk about some of the contributors to that? I know you had – you obviously had some inflation going through the business this quarter and pricing going through. It was price cost positive to that or neutral to that? Just any color you can give us on the contributors to the margin expansion? Thanks.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Well, I think the biggest piece of the 100 bps – or near 100 bps there is all the self-help we're doing with the G&A improvements, all the facility consolidations and things we're doing there. And that's obviously going to continue on through this year. When we talked about the 8 to 10 facility consolidations we have this year, there's some big ones wrapped up in there. We'll be able to give more color at second quarter because really we're waiting for July shutdown. There's usually a decent time shutdown during the 4th of July where we can take the time and shut some of these facilities down, consolidate them with others that are still standing.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
And on the profit cost equation, are you able to fully offset the inflationary costs, the tariff costs with price or is there a lag to that? And then I guess just the last one, the changes in tariffs. Any incremental impact from those? And I'll leave it there. Thanks.

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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. There's a lot of puts and takes happening at the moment obviously. I mean with the new tariff stack after the Supreme Court struck down the old tariffs, there's a little bit of a stack on top of where we were before and we'll be dealing with that over the next months. But our assumption is we're not going to have any different approach or results to dealing with the tariffs that we did in the last few years that we've been dealing with it.

So same strategy going to continue to work on our strategic sourcing, make sure that we're buying from places and buying from countries strategically so that we're not overpaying on tariffs. And if we've got to pass some things along, we're going to do that and do that carefully with our customers. And there will be – there always just a little bit of lag as we sort these things out. But it's not meaningful.
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Nathan Jones Analyst, Stifel, Nicolaus & Co., Inc.	Q
Thanks for taking the questions.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Thanks.
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Operator: Our next question comes from Daniel Moore from CJS securities. Your line is open, Daniel. Please go ahead.
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Daniel Moore Analyst, CJS Securities, Inc.	Q
Thank you. Good morning, Jason. Good morning, Lillian. Looking at the revenue guide unchanged despite, obviously a softer RV outlook. Just in terms of where you see the opportunity to make it up, it sounds like you raised the aftermarket opportunity for First Brands. Are there other things that are trending stronger, be it pricing, content, adjacent markets? What is the kind of the makeup there? Thank you.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. So First Brands and the Aftermarket piece is – a piece of that obviously, we mentioned in the prepared remarks that revenues for our automotive aftermarket division are mid-teens for the second quarter. We've obviously got good visibility on April and May. So we feel comfortable about that. I think the other big piece is the product placement that we've done on the RV side and the marine side for model year change that's coming up here in June.

For just the RV piece alone, it was a $140 million of new product placement. So that's new products that we've launched and put in the model year change cycles and also some market share improvements in different areas in the business. And we're winning in some of the other diversified adjacent businesses. But $140 million piece from June forward annualized is probably the other big piece to offset any kind of softness in RV.
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Daniel Moore Analyst, CJS Securities, Inc.	Q
Yeah, really helpful. You mentioned the – that obvious momentum in Aftermarket, April revenue as a whole down 4%. Just talk about the cadence of revenue entering May and expectations for Q2 more generally that's kind of embedded in your 2026 revenue guide?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A

Sure. So as you know, Q2 historically is probably the strongest quarter for us in any given year. And that is what we're expecting for this year as well. So despite April being a little bit softer, we are expecting sequentially to be up and also to be up year-over-year for the second quarter. And then I would say really just normal seasonality as we move through the balance of the year. Third quarter, we tend to have more of the shutdowns. Europe has shutdowns. And then fourth quarter we taper off. But yeah, second quarter, we're expecting it to be nice and strong.
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Daniel Moore Analyst, CJS Securities, Inc.	Q
Really helpful, Lillian. Last one for me, a little long winded I apologize. But you're clearly incurring incremental costs from tariffs from steel, aluminum, still maintaining 7.5% to 8% margin for the year. Given that a lot of these will likely be passed on with a little bit of a lag and ongoing facility consolidations throughout the year and lower fixed cost absorption, let's say, we enter the year – ended the year at kind of that midpoint 7.75%, what would that imply on a run rate basis entering fiscal 2027, assuming inflationary pressures start to level off?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. So with that, again, kind of from the seasonality perspective, the fourth quarter in terms of a jump point, in absolute terms is always going to be the lightest quarter. So I wouldn't necessarily use the fourth quarter as the run rate into next year just because that is the low point. What I would say, and I think it's reasonable to assume, is as you're seeing the year-over-year improvement in margin by quarter, to continue to see that improvement kind of that delta year to year and your start point for the following year, I think is reasonable.

And I think the other thing to point out just in terms of the self-help, yes, it's a lot of the cost activities that Jason is highlighting. But I would also say just from efficiencies in how we're operating within our facilities, the team has done a really nice job of executing on that in some really difficult environments right now from an industry perspective.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
We feel there's a lot of pent-up demand out there. We're obviously not seeing it in the beginning part of the year here on the retail side, although, used seems to be up pretty heavy much bigger than what new is. New seems, obviously flat to down in most places, but used is up anywhere from high singles to mid-teens on most counts where we're taking those points and talking to dealers.

So yeah, I think it really depends a lot on where retail falls and if we can get new going again. And we're certainly going to be working with our customers to make sure that we're giving them every opportunity to get at affordability because that's the biggest headache out there when it comes to some of the sluggishness on the new purchases.
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Daniel Moore Analyst, CJS Securities, Inc.	Q
Yeah. I guess my thought was given the lag in some of the pricing and some of the initiatives, you probably be entering 2027, at an even higher level on an annualized basis, but I'll take the rest offline. Thanks again for the color.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Thanks.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Okay. Thanks, Dan.
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Operator: Our next question comes from Joe Altobello from Raymond James. Your line is open, Joe. Please go ahead.

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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Thanks. Hey, guys, good morning. Want to just to follow up on that line of questioning along operating margin and the improvement you're seeing this year. Obviously it sounds like most of that is not volume-dependent and it's largely in your control. And you're talking about 8 to 10 facilities closures this year. How much runway do you see into 2027 on that self-help side?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. So obviously, we've got flow through from all the changes we made last year that are kind of happening throughout this year and we've got some carryover from that. And then like I said these 8 to 10, I mean, we're literally just getting ready to start making these moves and changes and consolidations in July. So you can anticipate the benefits from all those moves to impact our P&L from July of this year through July of next year.

And then we've got more self-help initiatives and some other facility consolidations untapped for next year already lined up. So the way I'd categorize what we've done here is we started thinking really hot and heavy about this in the middle of 2024 and started making changes just in the event that things didn't get better and the environment didn't improve, I'm glad we did that. I think a lot of people were thinking that they come into 2026 and the volume would have to get better because it's been such a long depressed period of low retail and wholesale activity.

But as we've dug into these self-help initiatives and around G&A specifically and around our plant consolidations and optimizations specifically, we just continue to find more and more things. I mean, the low-hanging fruit where we're kind of taking care of this year, but there's still some things we can do next year and that'll continue to benefit us through 2027 and maybe even into 2028.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Well, that's sort of what I was getting at, which is the industry looks next year like it does this year, you still see some pretty good margin expansion?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yes.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. I think that's reasonable. I mean Joe as we've talked before, we've put out there the target of a double-digit EBIT margins and really a lot of the self-help that we're doing puts us on a nice glide path towards that. Obviously, as we've spoken before, we do need to see some industry recoveries for the markets that we participate in, but we feel real good with the actions that we can take independent of the industry movements to put us on continued progression from a margin aspect.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
And I think the self-help and the consolidations and optimizations are helping a lot more than what we thought. We've had to rip the Band-Aid off in some spots and get uncomfortable. But at the end of the day, we're starting to scratch double digits without the improvement in the market right now. So I think that that's a good sign.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q

Got it. And maybe last one for me. Jason, I'm not sure how much you want to comment on the discussions with Patrick, but maybe talk about what initially attracted you to the deal? And I don't know, if you want to talk about why it ultimately fell apart?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
I mean, as you know – I mean, we've done – as we said in the prepared remarks, 77 acquisitions, over the course of at least my last 20 years or so in the seat. And we're looking at stuff all the time and our board is always challenging us to look at everything from small tuck-ins to large transformational deals. And this just happened to be one that you heard about that got into discussions. But at the end of the day, I mean, of the 77 we've done, we probably talked to 400 people and there's been 300 that haven't gotten done. So we're always looking at these things and we're always looking to – whether it's transformational or small tuck-ins these things pop up. You just don't necessarily hear about all of them. But that's about all we're willing to comment on, Joe.
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Joseph Altobello Analyst, Raymond James & Associates, Inc.	Q
Okay. Thank you, guys.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Thanks.
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Operator: Our next question comes from Patrick Buckley from Jefferies. Your line is open, Patrick. Please go ahead.
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Patrick Buckley Analyst, Jefferies LLC	Q
Hey, good morning, guys. Thanks for taking our questions.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Good morning.
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Patrick Buckley Analyst, Jefferies LLC	Q
I think you called out strong European results in your prepared remarks. What's driving that improvement over there? Is the broader consumer environment showing signs of improvement from what you're seeing?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
So I would tell you that is – we've been over there since 2016 starting to accumulate a platform over there. We bought several businesses and put them together to create a little consolidated supply business over there. Since we've been over there, the market doesn't ever grow big or drop fast. It's pretty consistent. So I wouldn't say it's market conditions.

About 18 months ago, we decided to completely restructure the business over there, really decentralize it, and took away a bunch of our corporate structure we put together. And then again done some of the same self-help initiatives and plant consolidations and optimizations over there that we've done here in the last 18 months and it's starting to show through on results really nice.
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Patrick Buckley Analyst, Jefferies LLC	Q

Got it. And then on the Lippert Factory Service, could you talk a bit more about the size of that today and what you view as the ultimate size and growth potential of that opportunity and maybe the timeline there?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. So it was more of a thought we had last year. We kind of implemented this concept last year to say, look, there's just – as long as we've been in the business, service continues to be a pain point for the consumer. So we decided to put a few of our own up. We've had one here in Goshen for a long time, but we moved out to Howe, right off the toll road, bought a bigger facility with some camping spots and things like that. So it's just more of a destination for people to come to.

And we've added two more facilities at the beginning of this year, tail end of last year. So it's small today. It's not bigger than $10 million but we've got, like I said, 200 appointments per week right now. And that's continuing to grow as we get the word out and advertise about this. And we're really taking really good care of consumers that come. So our hope is that over the next several years, we can grow this into a bigger platform that's more meaningful. And we'll continue to give you updates as we move along quarter to quarter.
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Patrick Buckley Analyst, Jefferies LLC	Q
Great. That's all for us. Thanks, guys.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yes.
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Operator: Our next question comes from Scott Stember from ROTH Capital. Your line is open Scott. Please go ahead.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Good morning and thanks for taking my questions.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Good morning, Scott.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
A lot of facility consolidation going on over the last six to nine months. I know that there's a bunch that took place in 4Q and another 8 to 10 for this year. Can you maybe size up the actual benefit that we'll see down to the bottom line this year just from that? Because that's a huge part of the story for your results this year?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. Now that is a key part of the story for the results. And you're seeing it in the first quarter when we had 80 basis points improvement from cost enhancements. So a good portion of that is going to be from the consolidations that we've done. And like Jason was saying, we expect that to continue as we progress through this year in the second half similar to last year. Second half is really where you'll see more of the consolidation activity and the benefits starting to realize, call it, towards the end of this year. And more so materially as we get into 2027 is where you'll see the greater impact from our actions in 2026.

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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got it. And then, Jason, you made some comments about – I jumped on the call late, so I'm not sure if I heard everything. But some comments about how the Aftermarket is trending currently for you, I think in April and May? Can you maybe just talk about that again? And then also with used RVs outperforming new, could you maybe just remind us of how much of a benefit that could be for LCI in the aftermarket with refurbishing, reconditioning units?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. So first, what I mentioned earlier was that the auto aftermarket is trending revenue, Q2 up mid-teens from last year. And as you know, we've got two key components to our Aftermarket business. We've got the automotive aftermarket, which is roughly half of our Aftermarket business. And we have the RV and marine piece, which RV is the big piece of that. I would say the RV side is still, it kind of follows new units. So if there's less new units, there's a little bit of sluggishness on the Aftermarket side for RV.

But with respect to the used units, and Wagner says it's best. I mean, every time they sell a lot of used units, they're always refurbishing and creating more value in those used RVs by whether it's repairing and fixing things or just upgrading some things. So there is a little bit of that. It's just hard to quantify because it's just really hard to track. But used units, new units going up it's good for our Aftermarket business and we'll continue to see benefit from that as this goes along.

But I think the big piece as we keep talking about is these COVID units that are going to continue to need repair and replacement over the next several years. I mean, there is a slug of those, obviously to the tune of 1.5 million units. And as those start coming in for repair and replacement parts, a lot of that business is going to come our way.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
And on the auto side of the aftermarket, what is driving that demand? And do you think that's sustainable for the balance of the year?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. Yeah. For sure. I mean, the big piece as we keep mentioning is the First Brands kind of that whole bankruptcy that's creating issues. I mean, they have not solved the problem. They've not moved many if any of those businesses to other businesses that have bought those.

So the people that were buying First Brands hitches and towing products basically had to go find new suppliers over the last few months that this is kind of broke loose. And is the second – is really the largest player in that space. We're the beneficiary of a lot of that new business. So we're trying to take on as much as we can, given our – given what capacity we have. And we expect that to continue through the long term because there's – it doesn't appear that there's anything going to happen with First Brands.
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Scott L. Stember Analyst, ROTH Capital Partners LLC	Q
Got you. That's all I have. Thanks for taking my questions.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Thanks, Scott.
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Operator: Our next question comes from Tristan Thomas from BMO Capital. Your line is open, Tristan. Please go ahead.

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Tristan M. Thomas-Martin Analyst, BMO Capital Markets	Q
Yeah. Good morning.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Good morning.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Good morning.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets	Q
Jason, could you update your retail assumptions for the year?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. I'd say, we're kind of, yeah, down mid-single digits probably, is probably where we're at somewhere in there. It's hard to say. I think we'll have a really good feel in a few months after we get through the summer selling season here, obviously, but that's our best guess right now.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets	Q
Okay. And then just looking on slide 21, your mix of single axle versus multi-axle and fifth-wheel flat year-over-year in the quarter, do you expect – is that surprising? I'm curious if you expected that to maybe be a little bit richer?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. Yeah, it's a little surprising. I mean, we obviously talked to a lot of dealers. We talked to a lot of the OEMs. Their commentary to us on these single axle units is they fully expect that to start trending downward at some point in the near future. They said that there's just too much inventory out there. The good news is it slowed down, I mean, for the last several years it's been going up.

So we've seen it flattened out and peaked at this point in time. And we expect it to go down. On the flip side, we've seen fifth-wheels – as you know, we build a lot of chassis and we get to see a lot of these ratios, one for one and fifth-wheels are up a little bit right now which is a good sign. We obviously put a lot more content into fifth-wheel units than we do tandem our single axle travel trailers. So that's kind of what we're seeing right now.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets	Q
Okay. And I'm just going to sneak in one more. Just how do we from kind of a modeling standpoint, I think called out $140 million from new model year 2027 kind of share gains. Does that include the $100 million opportunity from the travel trailer leveling and stabilization system? The one you called out for Brinkley, and then falls kind of $140 million, how much of that falls into calendar 2026 versus calendar year 2027? Thanks.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. It's not a big piece of that, Tristan, the $100 million is a TAM, is a total addressable market for leveling systems of that type. So we're just launching that. And we expect that once Brinkley gets it out there and people start seeing it, that they'll want to get a piece of that. At least, we're trying to find leveling systems that fit into the lower price point trailer – some of the lower price point trailers. We've already got leveling systems for trailers, for travel trailers that are a little bit more expensive. So our plan is over like any product launch and innovation, three to five years, we want to penetrate at least 50% of the market. That's kind of our gold standard for product launches. So we've got it.

We're off to the races with a really good customer and brand and we'll get some good visibility. Then we'll see what happens as it makes its way into the market. But a lot of that $140 million is all sorts of products. Obviously, we've been talking a lot about our chill cube and our AC movement. I mean three years ago, we were 15% of the AC market. Today, we're close to 60%. We're making a lot of headway with appliances and our TCS, our touring coil suspensions and our ABS suspension products. So suspension appliances, air-conditioners are getting a big piece of that $140 million. But we're also making progress with windows and furniture and chassis and some of our other core products.
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Tristan M. Thomas-Martin Analyst, BMO Capital Markets	Q
Great. Thank you.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Sure.
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Operator: Our next question comes from Brandon Rollé from Loop Capital. Your line is open, Brandon. Please go ahead.
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Brandon Rollé Analyst, Loop Capital Markets LLC	Q
Good morning. Thank you for taking my questions. Just first just digging in on the second quarter. Are you expecting operating margin – sequential operating margin expansion versus that 8.7% you had in the first quarter?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. Again, the way I probably think about is think of the year-over-year improvements. Second quarter again tends to be a pretty strong quarter for us just given the seasonality. So typically you would expect to see that sequential improvement and that year-over-year improvement continuing as well.
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Brandon Rollé Analyst, Loop Capital Markets LLC	Q
Okay. Great. And then just on the overall industry recovery for the RVs, clearly retail has underwhelmed year-to-date. Is there a scenario where you potentially have to start absorbing some of the raw material price increases because the prices are too much to the end consumer or OEMs just begin to push back a little bit there? Or do you feel comfortable, you'll be able to push through price regardless of industry fundamentals?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah, absolutely. I mean, there's a couple of strategies. One is obviously good, better, best. So we're working with our customers all the time on good, better, best products. So trying to find the most affordable options for people to still offer the consumers the best possible RV they can offer them, even if they've got to go from a good product – or a better product to a good product or from a best product to a better product. So that's obviously part of the strategy. And we're always having those conversations and making running changes with our customers and those types of things.

And then the second thing is we are working with our customers right now on special floor plans and doing some special deals so that we can get some more affordable product into the marketplace on really popular floor plans. So there's not a single large OEM that we're not having those conversations with right now. And we'll continue to work with them as we get through this retail season and see how things are going. But we got some – as you know, we've got a little bit of tariff refunds hopefully coming. We don't have visibility on that yet.

But if that does flow through and the refunds come through as the government has promised then we'll be giving – we're giving back to the large OEMs what they – what we had to increase them back, when those things first came out. So that will give some additional relief hopefully. But affordability is the key issue right now. And we need to do everything we can as a supplier in the OEM community to give the dealers products that are priced right for the consumers.
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Brandon Rollé Analyst, Loop Capital Markets LLC	Q
Okay. Great. Thank you for that color.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Sure, Brandon.
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Operator: Our next question comes from Alice Wycklendt from Baird. Your line is open, Alice. Please go ahead.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q
Hey, good morning. Thanks for taking my questions. I just want to circle back on the content per unit. Obviously really strong organic growth is up at 3%. But the other bucket is a big contributor. I think the bulk of that is the index price adjustments. Can you provide a little bit more detail there? And I'm curious on what was the timing of some of those increases and the expected duration of that tailwind for content per unit?
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Yeah. Hi, good morning, Alice. So yeah, so – again, just in terms of the breakout for the content improvement, 3% was organic growth really driven by the innovative products continuing to get traction in the marketplace.

And then as we look at that other, it's a combination of the mix. So as we've had greater fifth-wheel units coming into play, that's benefited us. And then probably proportionately as well are those sales price increases to cover the material costs. And really those started coming into play I'd say last year call it into Q2, Q3-ish, really around the summertime is when we started to see that. So those impacts will continue to benefit on that content unit as we're moving forward. But the unit mix was also an important part of that increase as well just because we have more content on those larger, better equipped units.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q
Thanks, Lillian. And then just maybe you want to take a step back. It sounds like integration of Freedman and Trans Air is going well, but what does the M&A pipeline look like today? And maybe what are you focused on?
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Yeah. Yeah. As always, we've got a lot of names on the list, Alice. And we're – at any given point in time we're talking to four or five different tuck-in opportunities. And those range anywhere from early discussions to LOIs. And we'll just keep you posted as we get close to getting these done. But the pipeline and multiples really haven't, changed much in the last in the last couple of years since we started looking at M&A again.
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Alice Linn Wycklendt Analyst, Robert W. Baird & Co., Inc.	Q

Great. Thanks. That's it for me.
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Jason Douglas Lippert President, Chief Executive Officer & Director, LCI Industries	A
Great. Thanks.
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Lillian D. Etzkorn Chief Financial Officer & Executive Vice President, LCI Industries	A
Thank you.

Operator: We currently have no further questions. So I'd like to hand back to Jason for some closing remarks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Well, I think the headlines are a lot of the self-help that we've been doing is starting to start to come into play and have great impact on the results. And after 10 years of really focusing on diversifying the business in all these different areas, all the acquisitions and organic growth we've done there is really starting to play into our results as well. And we're excited to update you on our Q2 results in a few months.

Thanks, everybody, for tuning in.

Operator: This concludes today's call. We thank you for joining. You may now disconnect your lines.

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This audio event contains certain "forward-looking statements" with respect to the Company's financial condition, results of operations, profitability, margins, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio event that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to production levels, future financial results and business prospects, net sales, expenses and income (loss), operating margins, capital expenditures, tax rate, cash flow, financial condition, liquidity, covenant compliance, retail and wholesale demand and shipments, run rates, integration of acquisitions, planned divestitures and facility consolidations, R&D investments, commodity prices, addressable markets, and industry trends, whenever they occur in this audio event are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio event, the impacts of costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, future pandemics, geopolitical tensions, armed conflicts, or natural disasters on the global economy and on the Company's customers, suppliers, team members, business and cash flows, pricing pressures due to domestic and foreign competition, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio event are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.